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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	SECOND QUARTER		YEAR TO DATE
	2008	2007	2008	2007

NET SALES	$1,154.2	$1,095.7	$2,227.9	$2,133.8

COSTS AND EXPENSES
Cost of sales	712.3	673.3	1,380.0	1,325.2
Gross margin	441.9	422.4	847.9	808.6
% to Net sales	38.3%	38.6%	38.1%	37.9%

Selling, general and administrative	283.2	263.4	558.3	517.7
% to Net sales	24.5%	24.0%	25.1%	24.3%

Operating margin	158.7	159.0	289.6	290.9
% to Net sales	13.7%	14.5%	13.0%	13.6%

Other-net	21.1	23.5	41.4	42.5
Restructuring charges	17.0	3.6	20.2	7.6

Income from operations	120.6	131.9	228.0	240.8

Interest-net	17.8	20.3	36.2	40.4

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	102.8	111.6	191.8	200.4

Income taxes	27.1	29.0	50.7	52.3

NET EARNINGS FROM CONTINUING OPERATIONS	75.7	82.6	141.1	148.1

Earnings from discontinued operations before income taxes	4.7	4.4	8.8	7.8
Income taxes on discontinued operations	0.8	1.7	2.3	3.0

NET EARNINGS FROM DISCONTINUED OPERATIONS	3.9	2.7	6.5	4.8

NET EARNINGS	$79.6	$85.3	$147.6	$152.9

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.96	$1.00	$1.79	$1.79
Discontinued operations	0.05	0.03	0.08	0.06

Total basic earnings per share of common stock	$1.01	$1.03	$1.87	$1.85

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.95	$0.98	$1.76	$1.75
Discontinued operations	0.05	0.03	0.08	0.06

Total diluted earnings per share of common stock	$1.00	$1.01	$1.84	$1.81

DIVIDENDS PER SHARE	$0.31	$0.30	$0.62	$0.60

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	78,650	82,810	78,878	82,752

Diluted	79,827	84,542	80,096	84,605

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	June 30, 2008	December 29, 2007
ASSETS
Cash and cash equivalents	$384.2	$240.4
Accounts and notes receivable	928.1	831.1
Inventories	563.3	556.4
Other current assets	177.2	192.0

Total current assets	2,052.8	1,819.9

Property, plant and equipment	572.5	564.9
Goodwill and other intangibles	2,233.9	2,206.7
Other assets	207.3	188.4

Total assets	$5,066.5	$4,779.9

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$464.7	$292.8
Accounts payable	529.6	499.6
Other current liabilities	491.4	486.0

Total current liabilities	1,485.7	1,278.4

Long-term debt	1,197.8	1,212.1
Other long-term liabilities	591.7	560.9
Shareowners’ equity	1,791.3	1,728.5

Total liabilities and equity	$5,066.5	$4,779.9

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2008	2007	2008	2007

OPERATING ACTIVITIES
Net earnings	$79.6	$85.3	$147.6	$152.9
Depreciation and amortization	40.5	40.7	81.3	77.9
Changes in working capital	(24.6)	(13.4)	(32.7)	(32.1)
Other	(12.0)	(10.5)	(5.0)	(2.8)

Net cash provided by operating activities	83.5	102.1	191.2	195.9

INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(28.5)	(17.3)	(53.6)	(43.5)
Proceeds from sale of business	3.3	—	3.3	—
Business acquisitions and asset disposals	(26.5)	(21.8)	(27.0)	(563.2)
Proceeds from long-term borrowings	—	0.1	—	529.8
Cash dividends on common stock	(24.3)	(24.6)	(48.6)	(49.5)
Other	51.9	(23.6)	78.5	(20.4)

Net cash used in investing and financing activities	(24.1)	(87.2)	(47.4)	(146.8)

Increase (Decrease) in Cash and Cash Equivalents	59.4	14.9	143.8	49.1

Cash and Cash Equivalents, Beginning of Period	324.8	210.8	240.4	176.6

Cash and Cash Equivalents, End of Period	$384.2	$225.7	$384.2	$225.7

Free Cash Flow Computation

Operating cash flow	$83.5	$102.1	$191.2	$195.9
Less: capital and software expenditures	(28.5)	(17.3)	(53.6)	(43.5)

Free cash flow (before dividends)	$55.0	$84.8	$137.6	$152.4

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The Company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2008	2007	2008	2007
NET SALES
Construction & DIY	$451.8	$432.6	$857.6	$836.9
Industrial	338.2	302.2	670.9	610.3
Security	364.2	360.9	699.4	686.6

Total	$1,154.2	$1,095.7	$2,227.9	$2,133.8

SEGMENT PROFIT
Construction & DIY	$65.8	$63.3	$112.8	$121.8
Industrial	44.1	45.9	92.8	91.1
Security	66.0	67.4	118.9	113.0

Segment Profit	175.9	176.6	324.5	325.9
Corporate Overhead	(17.2)	(17.6)	(34.9)	(35.0)

Total	$158.7	$159.0	$289.6	$290.9

Segment Profit as a Percentage of Net Sales
Construction & DIY	14.6%	14.6%	13.2%	14.6%
Industrial	13.0%	15.2%	13.8%	14.9%
Security	18.1%	18.7%	17.0%	16.5%

Segment Profit	15.2%	16.1%	14.6%	15.3%
Corporate Overhead	-1.5%	-1.6%	-1.6%	-1.7%

Total	13.7%	14.5%	13.0%	13.6%